TG Therapeutics, Inc. Announces Second Quarter 2013 Financial Results and Business Update

Investor Conference Call to be held August 2, 2013 at 8:30am EDT

New York, NY, (August 1, 2013) – TG Therapeutics, Inc. (TGTX), an innovative clinical-stage biopharmaceutical company focused on the acquisition, development, and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its results for the second quarter ended June 30, 2013 and recent company developments.

Financial Results for the Second Quarter 2013

At June 30, 2013 the Company had cash and cash equivalents of $13.4 million, as compared to $16.5 million at December 31, 2012. Subsequent to June 30, 2013, the Company completed an underwritten public offering of common stock, which provided proceeds to the Company of approximately $37.4 million, net of underwriting discounts and offering expenses of approximately $2.9 million. Including the net proceeds from the offering, as of June 30, 2013, on a pro forma basis, the Company had cash and cash equivalents of approximately $50.8 million.

The consolidated net loss for the second quarter ended June 30, 2013 was $6.6 million, or $0.29 per diluted share, compared to a consolidated net loss of $2.6 million during the comparable quarter in 2012, representing an increase in consolidated net loss of $4.0 million. The consolidated net loss for the second quarter ended June 30, 2013 included an increase in research and development expenses of $3.1 million, principally related to the TG-1101 and TGR-1202 clinical development programs and drug supply costs. The consolidated net loss for the second quarter ended June 30, 2013 also included $1.4 million of non-cash compensation expense related to equity incentive grants.

The consolidated net loss for the six months ended June 30, 2013 was $10.3 million, or $0.46 per diluted share, compared to a consolidated net loss of $20.0 million during the comparable quarter in 2012, representing a decrease in consolidated net loss of $9.7 million. Included in the consolidated net loss for the six months ended June 30, 2012 was $16.6 million in noncash stock expense recorded in conjunction with the license for TG-1101, which was partially offset in the six months ended June 30, 2013 period by an increase in research and development expenses of $4.2 million, principally related to the TG-1101 and TGR-1202 clinical development programs and drug supply costs. The consolidated net loss for the six months ended June 30, 2013 also included $3.3 million of non-cash compensation expense related to equity incentive grants.

Recent Developments & Highlights

•	Encouraging new data for TG-1101 were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting held in Chicago, Illinois.

•	Pre-clinical data for the combination of TG-1101 and TGR-1202 were presented at the 12th International Conference on Malignant Lymphoma held in Lugano, Switzerland.

•	Data for both TG-1101 and TGR-1202 were presented at the 18th Congress of the European Hematology Association (EHA) held in Stockholm, Sweden.

•	In July 2013, we announced the completion of an underwritten public offering providing net proceeds to the Company of approximately $37.4 million.

•	In May 2013, we commenced trading on the NASDAQ Capital Market.

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "During the second quarter, we continued to work diligently on our clinical programs and announced very encouraging data on our drug candidates at various medical conferences in June. We remain highly focused on aggressively enrolling patients into our ongoing clinical trials and look forward to the commencement of additional clinical trials as new drug approvals in the near-term horizon open new and exciting potential clinical and regulatory opportunities.” Mr. Weiss continued, “From a financial perspective, with the completion of our recent financing, which included top life science investors, the Company is well capitalized to drive the clinical development of our drug candidates through key value-creating milestones.”

The Company will host an investor conference call tomorrow, August 2, 2013, at 8:30am EDT, to discuss the Company’s second quarter 2013 financial results and provide a business outlook for the remainder of 2013.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics Second Quarter 2013 Earnings Call. The audio recording of the conference call will be available for replay at www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, third generation monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials and business prospects for TG-1101 and TGR-1202 may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early clinical results that supported our decision to move forward into expansion cohorts will not be reproduced once additional patients are treated with TG-1101; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

License revenue	$38,095	$--	$76,190	$--

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	--	--	--	16,578,000
Noncash compensation	366,168	109,198	720,871	109,198
Other research and development	4,661,455	1,536,896	5,876,657	1,700,249
Total research and development	5,027,623	1,646,094	6,597,528	18,387,447

General and administrative:
Noncash compensation	1,007,600	1,062,793	2,538,374	1,251,302
Other general and administrative	631,637	396,043	1,283,094	851,535
Total general and administrative	1,639,237	1,458,836	3,821,468	2,102,837

Total costs and expenses	6,666,860	3,104,930	10,418,996	20,490,284

Operating loss	(6,628,765)	(3,104,930)	(10,342,806)	(20,490,284)

Other (income) expense:
Interest income	(1,177)	(4,092)	(2,679)	(7,760)
Other income	--	(272,232)	--	(272,232)
Interest expense	240,014	228,109	471,486	448,258
Change in fair value of notes payable	(283,050)	(482,556)	(553,450)	(687,853)
Total other income	(44,213)	(530,771)	(84,643)	(519,587)

Consolidated net loss	(6,584,552)	(2,574,159)	(10,258,163)	(19,970,697)

Net loss attributable to noncontrolling interest	--	(679,506)	--	(7,819,954)
Net loss attributable to TG Therapeutics, Inc. and subsidiaries	$(6,584,552)	$(1,894,653)	$(10,258,163)	$(12,150,743)

Basic and diluted net loss per common share	$(0.29)	$(0.16)	$(0.46)	$(1.44)

Weighted average shares used in computing basic and diluted net loss per common share	22,483,394	11,777,563	22,213,335	8,419,481

Balance Sheet Information:

	June 30, 2013 (unaudited)	December 31, 2012*
Cash and cash equivalents	$13,416,952	$16,455,995
Total assets	17,858,571	22,074,037
Accumulated deficit	(29,183,956)	(18,925,793)
Total equity	10,275,118	15,550,301

* Condensed from audited financial statements.